Exhibit 99

OFG Bancorp Reports 2Q18 Results

SAN JUAN, Puerto Rico, July 20, 2018 – OFG Bancorp (NYSE: OFG) reported results for the second quarter ended June 30, 2018, reflecting the third straight quarter of continued strong recovery following hurricanes that struck the island in September 2017.

2Q18 Summary

•        Net income available to shareholders was $16.2 million, or $0.35 per fully diluted share, compared to 1Q18’s $13.5 million and 2Q17’s $13.6 million, equal to $0.30 per share, respectively.

•        Average loan balances of $4.3 billion increased 3.0% from the preceding quarter as growth of originated loans is consistently outpacing the anticipated runoff of acquired loans.

•        New loan production of $432.1 million grew 39.7% from 1Q18 with sequential increases across the board in all categories.

•        Average core deposit balances of $4.4 billion rose 1.6% from 1Q18 with a 6.2% increase in non-interest bearing accounts to a record high $1.1 billion.

•        Customer count grew 1% from 1Q18 and 3% year over year as our strategy of differentiation, delivering superior customer convenience with innovative technology solutions, continues to be successful.

•        Total provision for loan and lease losses of $14.7 million dropped 4.6% from the preceding quarter as credit quality remains stable.

•        All key performance metrics improved from 1Q18 with net interest margin at 5.24%, return on average assets at 1.23%, return on average tangible common stockholders’ equity at 9.20%, and the efficiency ratio at 54.49%.

•        Tangible book value per common share of $15.96 at June 30, 2018 increased 6.4% annualized from March 31, 2018.

CEO Comments

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board, commented: “On behalf of OFG’s entire team, we are extremely proud to announce yet another quarter of superior results across all facets of our business. 2Q18 EPS is up more than 17% sequentially and more than 16% year over year. Virtually every one of our metrics confirms the success of our strategies, people and technology.

“For the third quarter in a row, loan growth, new loan production, and return on average tangible common stockholders' equity are up, while credit quality remained stable. For two quarters in a row, customer count, banking and financial service revenues, core retail deposits and NIM increased, and delinquency rates fell below pre-hurricane levels.

“Our effort to differentiate Oriental through superior service and technology is working. During 2Q18, we launched Oriental SmallBiz, another banking first for Puerto Rico, where new and existing customers can apply online for commercial credit. Services like these enable us to step up our ability to reach out to customers and clients fácil, rápido, hecho (easy, fast, done).

“We are also encouraged as OFG continues to build solid capital, with tangible book value per common share at $15.96, up sequentially more than 6% on an annualized basis. All indicators are positive, positioning us well to continue this trend for the rest of 2018.

“While Puerto Rico faces similar challenges as before, now that insurance and federal funds are flowing, economic activity and optimism are gaining momentum. Based on what we have seen to date, we are confident about OFG and Oriental’s ability to continue to grow, deliver great customer experience and performance, and help Puerto Rico recover.”

Income Statement Highlights

Unless otherwise noted, the following compares data for the second quarter 2018 to the first quarter 2018.

•      Interest Income: Increased 5.8% or $4.8 million, reflecting the following:

•      Originated Loans: Increased $4.4 million to $61.2 million, primarily due to higher balances.

•      Acquired Loans: Declined $0.6 million to $17.2 million, reflecting continued pay downs.

•      Investment Securities: Increased $1.0 million to $9.6 million, the result of higher balances and higher yield.

•      Interest Expense: Increased 13.5% or $1.2 million to $10.4 million, due to higher borrowings and interest-bearing deposit balances.

•      Total Provision for Loan and Lease Losses: Declined 4.6% or $0.7 million to $14.7 million. Provision for originated loans declined $2.1 million as most of the incremental commercial, consumer and auto charge-offs were previously reserved. This decrease more than offset the increase of $1.4 million for acquired loans.

•      Net Interest Margin: Increased 2 basis points to 5.24% mainly due to higher yield on originated commercial loans, cash balances and investment securities, partially offset by higher rate on borrowings.

•      Total Banking and Wealth Management Revenues: Increased $0.2 million to $18.4 million from 1Q18’s high level. Banking Services rose $0.7 million, primarily due to increased electronic banking activity, and Wealth Management increased $0.2 million, offsetting a decline in Mortgage Banking.

•      Total Non-Interest Expenses: Declined $0.2 million to $52.3 million. General and administrative increased due to higher electronic banking activity. Occupancy increased due to lease cancellations to bring more of our offices into the Oriental Center building and reduce occupancy costs next year. Compensation declined due to seasonal factors during the first quarter, and credit related expenses fell.

•      Effective Tax Rate: 32.8% continued to be in line with the approximately 32% rate the Company estimates for the full year.

Balance Sheet Highlights

Unless otherwise noted, the following compares data at June 30, 2018 to March 31, 2018.

•      Total Loans Net: Increased 4.4% or $182.4 million to $4.32 billion. Production highlights include:

•      Auto lending at a record $131.1 million was up 2.3% from 1Q18 and 66.8% year over year, reflecting replacement of damaged vehicles, pent up demand, and the market’s effort to adjust to one less auto lender.

•      Consumer lending increased 12.8% to $42.3 million as customers moved to replace needed items, repair homes and prepare for the 2018 hurricane season.

•      Mortgage lending continued to come back with production up 19.4% to $31.8 million, but down 30.7% from the year ago quarter.

•      Commercial lending rebound with production increasing 197.3% to $127.2 million and up 70.0% year over year, as the Company’s bankers continue to build relationships with businesses participating in Puerto Rico’s recovery.

•      The recently established OFG USA program continued to grow, adding $99.7 million, up 34.0% from 1Q18, in commercial and industrial related loan participations across an array of industries and geographies in the continental U.S.

•      Cash and cash equivalents: Increased 3.6% or $13.0 million to $378.4 million.

•      Total Investments: Increased 4.2% or $54.5 million to $1.35 billion with the purchase of new mortgage backed securities to take advantage of favorable market opportunities.

•      Customer Deposits (excluding brokered): Increased $59.9 million to $4.42 billion, up 1.4% and 10.1% from March 31, 2018 and June 30, 2017, respectively. Growth in demand and time deposits more than offset a decline in savings.

•      Total Borrowings: Increased $197.9 million to $552.3 million as OFG used repurchase agreement funding and FHLB advances to acquire investment securities.

•      Total Stockholders’ Equity: Increased $11.0 million to $957.8 million, with increases in retained earnings and legal surplus more than offsetting the increase of accumulated other comprehensive loss due to the effect of higher prevailing market interest rates.

Credit Quality Highlights

Unless otherwise noted, the following compares data on the originated loan portfolio at June 30, 2018 to March 31, 2018.

Following hurricanes Irma and Maria, Oriental offered automatic payment deferrals and 90-day extensions for most loans. Virtually all of these moratoriums ended early 2Q18 with most credit metrics better than, or returned to, pre-hurricanes levels.

•      Delinquency Rates: The early delinquency rate declined 13 basis points to 3.07% and the total delinquency rate declined 30 basis points to 5.95% as both metrics fell below pre-hurricanes levels.

•      Non-Performing Loan Rate: Declined 19 basis points to 3.63%, with the mortgage and consumer rates up and commercial and auto rates down.

•      Allowance for Loan and Lease Losses: Decreased 2.7% or $2.6 million to $94.2 million, primarily reflecting the charge-off a commercial loan placed in non-accrual and provisioned for in 1Q18.

•      Net Charge-Off Rate: Increased 47 basis points to 1.81%, with a 116 bps increase in auto and smaller increases in consumer, commercial and mortgage lending, as hurricane related charge-offs were taken.

Capital Position

Capital for the quarter ended June 30, 2018 was significantly above regulatory requirements for a well-capitalized institution, with Tangible Common Equity Ratio at

10.95%, Tangible Book Value per common share at $15.96, Common Equity Tier 1 Capital Ratio at 14.14%, and Total Risk-Based Capital Ratio at 19.67%.

Conference Call

A conference call to discuss OFG’s results for 2Q18, outlook and related matters will be held today, Friday, July 20, 2018, at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com.  A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the quarter ended June 30, 2018, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. See Tables 9-1 and 9-2 in OFG’s above-mentioned Financial Supplement for reconciliation of GAAP to non-GAAP Measures and Calculations.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the credit default by the government of Puerto Rico; (iv) amendments to the fiscal plan approved by the Financial Oversight and Management Board of Puerto Rico; (v) determinations in the court-supervised debt-restructuring process under Title III of PROMESA for the Puerto Rico government and all of its agencies, including some of its public corporations; (vi) the impact of property, credit and other losses in Puerto Rico as a result of hurricanes Irma and Maria; (vii) the amount of government, private and philanthropic financial assistance for the reconstruction of Puerto Rico’s critical infrastructure, which suffered catastrophic damages caused by hurricane Maria; (viii) the pace and magnitude of Puerto Rico’s economic recovery; (ix) the potential impact of damages from future hurricanes and natural disasters in Puerto Rico; (x) the fiscal and monetary policies of the federal government and its agencies; (xi) changes in federal bank regulatory and supervisory policies, including required levels of capital; (xii) the relative strength or weakness of the commercial and consumer credit sectors and the real estate market in Puerto Rico; (xiii) the performance of the stock and bond markets; (xiv) competition in the financial services industry; and (xv) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2017, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 54th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a wide range of retail and commercial banking, lending and wealth management products, services and technology, primarily in Puerto Rico. Investor information can be found at Error! Hyperlink reference not valid.www.ofgbancorp.com.

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Contacts

Puerto Rico: Idalis Montalvo (idalis.montalvo@orientalbank.com) at (787) 777-2847

US: Steven Anreder (sanreder@ofgbancorp.com) and Gary Fishman (gfishman@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our June 30, 2018 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6-7
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	8-9
Table 7:	Allowance for Loan and Lease Losses	10
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	11
Table 9:	Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory
	Capital	12-13
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements (Tables 1-9)	14

OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2018	2018	2017		2017		2017		2018	2017
(Dollars in thousands, except per share data) (unaudited)		Q2	Q1	Q4		Q3		Q2		YTD	YTD
Earnings
Net interest income		$77,588	$73,994	$73,513		$80,478		$75,563		$151,582	$150,181
Non-interest income, net (core)	(2)	18,394	18,239	16,734		17,213		17,933		36,633	35,361
Non-interest expense		52,300	52,121	46,662		50,469		52,816		104,421	104,500
Pre-provision net revenues	(21)	43,991	40,387	43,666		47,921		47,633		84,378	89,641
Provision for loan and lease losses		14,747	15,460	24,907	(a)	44,042	(a)	26,536	(b)	30,207	44,190	(a)(b)
Net income before income taxes		29,244	24,927	18,759		3,879		21,097		54,171	45,451
Income tax expense		9,595	8,010	1,686		560		3,993		17,605	13,197
Net income		$19,649	$16,917	$17,073	(a)	$3,319	(a)	$17,104		$36,566	$32,254
Common Share Statistics
Earnings per common share - basic	(3)	$0.36	$0.31	$0.31	(a)	$-	(a)	$0.30		$0.67	$0.58
Earnings per common share - diluted	(4)	$0.35	$0.30	$0.30	(a)	$-	(a)	$0.30		$0.65	$0.57
Average common shares outstanding		43,975	43,955	43,947		43,947		43,947		43,965	43,931
Average common shares outstanding and equivalents		51,226	51,121	51,104		51,102		51,100		51,157	51,093
Cash dividends per common share		$0.06	$0.06	$0.06		$0.06		$0.06		$0.12	$0.12
Book value per common share (period end)		$18.01	$17.76	$17.73		$17.56		$17.59		$18.01	$17.59
Tangible book value per common share (period end)	(5)	$15.96	$15.71	$15.67		$15.49		$15.51		$15.96	$15.51
Balance Sheet (Average Balances)
Loans	(6)	$4,310,206	$4,183,775	$4,081,427		$4,062,042		$4,129,550		$4,246,991	$4,132,494
Interest-earning assets		5,933,775	5,751,783	5,735,593		5,658,953		5,848,525		5,842,932	5,887,428
Total assets		6,374,240	6,189,752	6,191,737		6,046,139		6,278,464		6,282,505	6,326,056
Interest-bearing deposits		3,766,311	3,756,607	3,835,357		3,774,378		3,844,490		3,761,486	3,847,481
Borrowings		462,614	351,793	374,059		462,035		614,332		407,509	664,861
Stockholders' equity		959,777	952,151	943,823		947,404		938,707		956,264	932,388
Common stockholders' equity		793,907	786,281	777,953		781,534		772,837		790,394	766,518
Performance Metrics
Net interest margin	(7)	5.24%	5.22%	5.08%		5.64%		5.18%		5.23%	5.14%
Return on average assets	(8)	1.23%	1.09%	1.10%		0.22%	(a)	1.09%		1.16%	1.02%
Return on average tangible common stockholders' equity	(9)	9.20%	7.73%	7.92%		-0.08%		8.01%		8.47%	7.51%
Efficiency ratio	(10)	54.49%	56.51%	51.70%		51.66%		56.49%		55.48%	56.32%
Full-time equivalent employees, period end		1,354	1,367	1,421		1,464		1,472		1,354	1,472
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$94,218	$96,832	$92,718	(a)	$87,541	(a)	$69,666	(b)	$94,218	$69,666	(a)(b)
Allowance as a % of loans held for investment		2.66%	2.92%	2.89%	(a)	2.83%	(a)	2.25%		2.66%	2.25%
Net charge-offs		$15,449	$10,844	$10,466		$11,815		$13,635	(b)(c)	$26,293	$24,185	(b)
Net charge-off rate	(11)	1.81%	1.34%	1.35%		1.54%		1.79%	(b)(c)	1.58%	1.59%	(b)
Early delinquency rate (30 - 89 days past due)		3.07%	3.20%	1.82%	(d)	3.79%		3.52%		3.07%	3.52%
Total delinquency rate (30 days and over)		5.95%	6.25%	4.61%	(d)	6.84%		6.31%		5.95%	6.31%
Capital Ratios (Non-GAAP)	(12)
Leverage ratio		13.92%	14.07%	13.92%		14.07%		13.69%		13.92%	13.69%
Common equity Tier 1 capital ratio		14.14%	14.52%	14.59%		14.89%		14.66%		14.14%	14.66%
Tier 1 risk-based capital ratio		18.38%	19.00%	19.05%		19.53%		19.14%		18.38%	19.14%
Total risk-based capital ratio		19.66%	20.29%	20.34%		20.82%		20.42%		19.66%	20.42%
Tangible common equity ("TCE") ratio		10.95%	11.22%	11.29%		10.98%		11.09%		10.95%	11.09%

(a) During the Q3 and Q4 2017, earnings were impacted by Hurricanes Irma and Maria, which struck the island on September 7, 2017 and September 20, 2017, respectively. Based on our assessment of the facts we have increased our provision for the allowance of loan losses in the 3Q 2017 and 4Q 2017 by $27 million and $5.4 million, respectively, related to these hurricanes.

(b) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the second quarter. Proceeds were received on July 5, 2017. An allowance of $5.9 million was created during the second quarter for the remaining portfolio of municipal loans.

(c) During Q2 2017 , the Company had additional recoveries in auto and consumer loans of $1.1 million and $612 thousand, respectively.

(d) After Hurricane Irma and Maria on September 7, 2017 and September 20, 2017, respectively, the Company offered an automatic three-month moratorium for the payment of principal and interest for certain loans. During Q4 2017, the Company received payments on loans in moratorium, causing a decrease in delinquency.

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OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended								Six-Months Ended
		June 30,	March 31,	December 31,		September 30,		June 30,		June 30,	June 30,
(Dollars in thousands, except per share data) (unaudited)		2018	2018	2017		2017		2017		2018	2017
Interest income:
Loans	(1)
Non-acquired loans		$61,183	$56,781	$56,183		$58,939	(f)	$53,449		$117,964	$105,404
Acquired BBVAPR loans		13,880	14,490	15,310		19,189	(e)	17,752		28,370	36,837
Acquired Eurobank loans		3,366	3,341	3,573		4,339		6,037		6,707	12,647
Total interest income from loans		78,429	74,612	75,066		82,467		77,238		153,041	154,888
Investment securities		9,577	8,558	8,108		7,888		8,702		18,135	17,230
Total interest income		88,006	83,170	83,174		90,355		85,940		171,176	172,118
Interest expense:
Deposits
Core deposits		5,517	5,412	5,613		5,438		5,568		10,929	11,036
Brokered deposits		2,134	1,886	2,079		2,163		2,084		4,020	3,969
Total deposits		7,651	7,298	7,692		7,601		7,652		14,949	15,005
Borrowings		2,767	1,878	1,969		2,276		2,725	(h)	4,645	6,932
Total interest expense		10,418	9,176	9,661		9,877		10,377		19,594	21,937
Net interest income		77,588	73,994	73,513		80,478		75,563		151,582	150,181
Provision for loan and lease losses, excluding acquired loans	(1)	12,835	14,958	15,643	(d)	29,690	(d)	22,818	(g)	27,793	34,553
Provision for acquired BBVAPR loan and lease losses	(1)	1,247	363	7,112	(d)	11,811	(d)	3,306		1,610	7,605
Provision (recapture) for acquired Eurobank loan and lease losses	(1)	665	139	2,152	(d)	2,541	(d)	412		804	2,032
Total provision for loan and lease losses, net		14,747	15,460	24,907	(d)	44,042	(d)	26,536		30,207	44,190
Net interest income after provision for loan and lease losses		62,841	58,534	48,606		36,436		49,027		121,375	105,991
Non-interest income:
Banking service revenues		11,144	10,463	8,461	(a)	9,923	(f)	10,458		21,607	21,084
Wealth management revenues		6,262	6,019	7,043		6,016		6,516		12,281	12,731
Mortgage banking activities		988	1,757	1,230		1,274		959		2,745	1,546
Total banking and financial service revenues		18,394	18,239	16,734		17,213		17,933		36,633	35,361
FDIC shared-loss benefit (expense), net		-	-	-		-		-		-	1,403	(j)
Other gains, net		309	275	81		699	(j)	6,953	(h)	584	7,196
Total non-interest income, net		18,703	18,514	16,815		17,912		24,886		37,217	43,960
Non-interest expense:
Compensation and employee benefits		18,099	20,608	20,205		19,882		19,317		38,707	39,664
Rent and occupancy costs		9,166	7,768	8,546		8,276		8,537		16,934	15,736
Net loss on sale of foreclosed real estate and other repossessed assets		392	1,226	126	(b)	1,395		1,787		1,618	3,113
General and administrative expenses		22,746	20,100	16,350	(a)(c)	19,202		20,958		42,846	41,144
Total operating expenses		50,403	49,702	45,227		48,755		50,599		100,105	99,657
Credit related expenses		1,897	2,419	1,435		1,714		2,217		4,316	4,843
Total non-interest expense		52,300	52,121	46,662		50,469		52,816		104,421	104,500
Income before income taxes		29,244	24,927	18,759		3,879		21,097		54,171	45,451
Income tax expense		9,595	8,010	1,686		560		3,993	(i)	17,605	13,197
Net income		19,649	16,917	17,073		3,319	(d)	17,104		36,566	32,254
Less: dividends on preferred stock
Convertible preferred stock		(1,837)	(1,838)	(1,838)		(1,838)		(1,837)		(3,675)	(3,675)
Other preferred stock		(1,628)	(1,627)	(1,627)		(1,627)		(1,629)		(3,255)	(3,256)
Net income (loss) available to common shareholders		$16,184	$13,452	$13,608		$(146)		$13,638		$29,636	$25,323

(a) During the 4Q 2017, electronic banking fee income and  electronic banking expenses decreased $0.9 million and $1.0 million, respectively, from the prior quarter as a result of lower point of sale (POS) activity from our customers. The decrease is directly related to business interruption in several of our commercial clients from the lack of electricity.

(b) During the 4Q 2017, the Company generated higher gains in sale of foreclosed real estate by approximately $0.7 million and had lower write downs by approximately $0.6 million.
(c) During the 4Q 2017, the Company reversed $1.4 million expenses as a result of the settlement of regulatory and legal contingencies at a lower amount than estimated.

(d) During the Q3 and Q4 2017, earnings were impacted by Hurricanes Irma and Maria, which struck the island on September 7, 2017 and September 20, 2017, respectively. Based on our assessment of the facts we have increased our provision for the allowance of loan losses in the 3Q 2017 and 4Q 2017 by $27 million and $5.4 million, respectively, related to these hurricanes.

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(e) During Q3 2017, the Company recognized $3.1 million in cost recoveries from the Puerto Rico Housing Finance Authority ("PRHFA") loan with an outstanding principal balance of $10.9 million.

(f) During Q3 2017, the Company received $22.4 million from the pay-off before maturity of a loan previously classified as non-accrual. As a result, the Company recorded $4.1 million in interest income and $439 thousand in prepayment penalty income, included in banking service revenues.

(g) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the second quarter. Proceeds were received on July 5, 2017. An allowance of $5.9 million was created during the second quarter for the remaining portfolio of municipal loans.

(h) During Q2 2017, the Company sold $166.0 million of mortgage-backed securities and recorded a net gain on sale of securities of $6.8 million. Also, it sold $39.2 million Treasury Notes and recorded a net gain of $112 thousand. In addition, the Company unwound repurchase agreements in the amount of $100 million at a cost of $80 thousand.

(i) During Q2 2017, the effective income tax rate decreased as a result of higher proportion of exempt income and income subject to preferential rates mainly due to the gain in sale of investment portfolio.

(j) During Q3 2017, the Company received $571 thousand, as final settlement from a 2009 claim of loss related to a private label collateralized obligation.

3

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
	June 30,		March 31,		December 31,		September 30,		June 30,
(Dollars in thousands) (unaudited)	2018		2018		2017		2017		2017
Cash and cash equivalents	$378,365		$365,388		$488,233		$723,756	(e)	$480,338
Investments:
Trading securities	418		293		191		284		294
Investment securities available-for-sale, at fair value, with amortized cost of $890,308
(March 31, 2018 - $815,970; December 31, 2017 - $648,799; September 30, 2017 - $611,936;
June 30, 2017 - $649,280)
Mortgage-backed securities	855,686		784,972		629,124		596,222		584,930	(h)
Other investment securities	16,655		16,669		16,673		17,201	(f)	64,397
Total investment securities available-for-sale	872,341		801,641		645,797		613,423		649,327
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of $447,947
(March 31, 2018 - $467,980; December 31, 2017 - $497,681; September 30, 2017 - $525,830;
June 30, 2017 - $549,595)	465,427		485,143		506,064		530,178		555,407
Federal Home Loan Bank (FHLB) stock, at cost	14,919		11,499		13,995		14,016		16,616
Other investments	3		3		3		3		3
Total investments	1,353,108		1,298,579		1,166,050		1,157,904		1,221,647
Loans, net	4,315,866		4,133,429		4,056,329		3,964,572		4,091,866
Other assets:
Derivative assets	1,100		898		771		809		957
Prepaid expenses	11,127		7,625		9,734		13,070		17,117
Deferred tax asset, net	125,141		128,270		127,421		126,041		116,199
Foreclosed real estate and repossessed properties	46,035		45,396		47,721		51,104		53,448
Premises and equipment, net	66,174		67,163		67,860		67,994		69,836
Goodwill	86,069		86,069		86,069		86,069		86,069
Accounts receivable and other assets	118,577		114,304		138,865	(d)	96,898		98,349
Total assets	$6,501,562		$6,247,121		$6,189,053		$6,288,217		$6,235,826

Deposits:
Demand deposits	$2,176,935		$2,117,857		$2,039,126		$1,925,721		$1,844,996
Savings accounts	1,219,159		1,228,646		1,204,514		1,311,515		1,115,669
Time deposits	1,022,682		1,012,329		1,037,310		1,053,568		1,053,110
Brokered deposits	461,425		474,596		518,532		535,600		568,911
Total deposits	4,880,201		4,833,428		4,799,482		4,826,404		4,582,686
Borrowings:
Securities sold under agreements to repurchase	387,770	(b)	273,926	(b)	192,869	(c)	283,080	(g)	453,492
Advances from FHLB and other borrowings	128,413	(a)	44,328		99,796		100,091		137,717
Subordinated capital notes	36,083		36,083		36,083		36,083		36,083
Total borrowings	552,266		354,337		328,748		419,254		627,292
Other liabilities:
Derivative liabilities	679		752		1,281		1,677		1,881
Acceptances outstanding	30,578		25,869		27,644		16,486		22,739
Accrued expenses and other liabilities	80,019		85,886		86,791		86,766		62,259
Total liabilities	5,543,743		5,300,272		5,243,946		5,350,587		5,296,857
Stockholders' equity:
Preferred stock	176,000		176,000		176,000		176,000		176,000
Common stock	52,626		52,626		52,626		52,626		52,626
Additional paid-in capital	541,734		541,404		541,600		541,302		541,005
Legal surplus	85,249		83,138		81,454		79,795		79,460
Retained earnings	221,441		210,008		200,878		191,567		194,687
Treasury stock, at cost	(103,969)		(104,142)		(104,502)		(104,502)		(104,502)
Accumulated other comprehensive (loss) income, net	(15,262)		(12,185)		(2,949)		842		(307)
Total stockholders' equity	957,819		946,849		945,107		937,630		938,969
Total liabilities and stockholders' equity	$6,501,562		$6,247,121		$6,189,053		$6,288,217		$6,235,826

(a) During Q2 2018, the Company received from the Federal Home Loan Bank of New York $70 million of advances to attend liquidity.
(b) During Q2 2018 and Q1 2018, the Company bought $197 million and $91 million, respectively, of repurchase agreements to finance the investment securities purchases.
(c) During Q4 2017, the Company made an unwinding of $80 million repurchase agreements at no cost.
(d) At December 31, 2017, the Company had higher balances in accounts receivable and other assets mainly from accrued interest receivable of loans included in hurricane Maria moratorium program.

(e) At September 30, 2017, the Company had higher balances in cash and cash equivalents due to increased deposits and lower transaction outflows toward the end of the quarter from commercial customers.

(f) During Q3 2017, the Company sold $45.0 million US Treasury securities available for sale and recorded a gain of $4 thousand.
(g) During Q3 2017, $160.4 million in short-term repurchase agreements matured and were not renewed.

(h) During Q2 2017, the Company sold $166.0 million of mortgage-backed securities and recorded a net gain on sale of securities of $6.8 million. Also, it sold $39.2 million Treasury Notes and recorded a net gain of $112 thousand. In addition, the Company unwound repurchase agreements in the amount of $100 million at a cost of $80 thousand.

4

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		June 30,	March 31,	December 31,		September 30,		June 30,
(Dollars in thousands) (unaudited)		2018	2018	2017		2017		2017
Non-acquired loans held for investment:
Mortgage		$678,259	$682,564	$683,607		$694,476		$699,290
Commercial		1,507,368	1,346,404	1,307,261		1,245,711		1,270,844	(b)
Consumer		339,341	334,865	330,039		316,357		314,267
Auto		1,014,664	957,197	883,985		831,437		807,204
		3,539,632	3,321,030	3,204,892		3,087,981		3,091,605
Less: Allowance for loan and lease losses		(94,218)	(96,832)	(92,718)	(a)	(87,541)	(a)	(69,666)	(b)
		3,445,414	3,224,198	3,112,174		3,000,440		3,021,939
Deferred loan costs, net		7,028	7,125	6,695		6,592		6,574
Total non-acquired loans held for investment, net		3,452,442	3,231,323	3,118,869		3,007,032		3,028,513

Acquired loans:	(1)
BBVAPR
Accounted for under ASC 310-20
Commercial		2,909	4,222	4,380		4,612		5,350
Consumer		25,736	27,235	28,915		29,464		30,233
Auto		11,283	16,171	21,969		26,562		33,661
		39,928	47,628	55,264		60,638		69,244
Less: Allowance for loan and lease losses		(2,726)	(3,184)	(3,862)	(a)	(3,363)	(a)	(3,348)
		37,202	44,444	51,402		57,275		65,896

Accounted for under ASC 310-30
Mortgage		516,934	526,089	532,053		532,948		544,325
Commercial		223,853	230,988	243,092		244,359		266,002
Consumer		495	932	1,431		1,598		2,163
Auto		26,937	35,006	43,696		49,258		58,078
		768,219	793,015	820,272		828,163		870,568
Less: Allowance for loan and lease losses		(44,176)	(43,166)	(45,755)	(a)	(40,110)	(a)	(37,494)
		724,043	749,849	774,517		788,053		833,074
Total Acquired BBVAPR loans, net		761,245	794,293	825,919		845,328		898,970

Eurobank
Accounted for under ASC 310-30
Mortgage		65,637	69,328	69,538		68,996		70,329
Commercial		49,706	52,418	53,793		53,028		66,894
Consumer		935	972	1,112		1,220		1,256
		116,278	122,718	124,443		123,244		138,479
Less: Allowance for loan and lease losses		(24,314)	(25,410)	(25,174)	(a)	(23,146)	(a)	(21,787)
Total Acquired Eurobank loans, net		91,964	97,308	99,269		100,098		116,692
Total acquired loans, net		853,209	891,601	925,188		945,426		1,015,662
Total loans held for investment		4,305,651	4,122,924	4,044,057		3,952,458		4,044,175
Mortgage loans held for sale		10,215	10,505	12,272		12,114		14,044
Other loans held for sale		-	-	-		-		33,647	(b)
Total loans, net		$4,315,866	$4,133,429	$4,056,329		$3,964,572		$4,091,866

Loan Portfolio Summary:
Loans held for investment:
Mortgage		$1,260,830	$1,277,981	$1,285,198		$1,296,420		$1,313,944
Commercial		1,783,836	1,634,032	1,608,526		1,547,710		1,609,090	(b)
Consumer		366,507	364,004	361,497		348,639		347,919
Auto		1,052,884	1,008,374	949,650		907,257		898,943
		4,464,057	4,284,391	4,204,871		4,100,026		4,169,896
Less: Allowance for loan and lease losses		(165,434)	(168,592)	(167,509)	(a)	(154,160)	(a)	(132,295)	(b)
		4,298,623	4,115,799	4,037,362		3,945,866		4,037,601
Deferred loan costs, net		7,028	7,125	6,695		6,592		6,574
Total loans held for investment, net		4,305,651	4,122,924	4,044,057		3,952,458		4,044,175
Mortgage loans held for sale		10,215	10,505	12,272		12,114		14,044
Other loans held for sale		-	-	-		-		33,647	(b)
Total loans, net		$4,315,866	$4,133,429	$4,056,329		$3,964,572		$4,091,866

		2018	2018	2017		2017		2017
(Dollars in thousands) (unaudited)		Q2	Q1	Q4		Q3		Q2
Quarterly loan production	(13)
Mortgage		$31,808	$26,645	$15,892		$32,559		$45,877
Commercial		127,200	42,783	102,083		46,180		74,807
Commercial US Loan Programs		99,666	74,361	25,070		-		5,560
Consumer		42,317	37,502	23,059		33,741		49,652
Auto		131,103	128,130	87,551		78,313		78,584
Total		$432,094	$309,421	$253,655		$190,793		$254,480

(a) During the Q3 and Q4 2017, earnings were impacted by Hurricanes Irma and Maria, which struck the island on September 7, 2017 and September 20, 2017, respectively. Based on our assessment of the facts we have increased our provision for the allowance of loan losses in the 3Q 2017 and 4Q 2017 by $27 million and $5.4 million, respectively, related to these hurricanes.

(b) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the second quarter. Proceeds were received on July 5, 2017. An allowance of $5.9 million was created during the second quarter for the remaining portfolio of municipal loans.

5

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
2018 Q2	2018 Q1	2017 Q4	2017 Q3	2017 Q2
Interest	Interest	Interest	Interest	Interest
Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents	$293,431	$1,242	1.70%	$328,214	$1,207	1.49%	$493,354	$1,516	1.22%	$426,197	$1,304	1.21%	$384,037	$956	1.00%
Investment securities	1,330,138	8,335	2.51%	1,239,794	7,350	2.40%	1,160,812	6,593	2.25%	1,170,714	6,584	2.23%	1,334,938	7,746	2.33%
Loans
Non-acquired loans	3,410,044	61,183	7.20%	3,244,593	56,782	7.10%	3,111,849	56,183	7.16%	3,062,739	58,939	7.63%	3,051,549	53,449	7.03%
Acquired BBVAPR loans	806,830	13,880	6.90%	841,638	14,490	6.98%	869,269	15,310	6.99%	893,596	19,189	8.52%	949,479	17,752	7.50%
Acquired Eurobank loans	93,332	3,366	14.47%	97,544	3,341	13.89%	100,310	3,573	14.13%	105,707	4,339	16.29%	128,522	6,037	18.84%
Total loans	4,310,206	78,429	7.30%	4,183,775	74,613	7.23%	4,081,427	75,066	7.30%	4,062,042	82,467	8.05%	4,129,550	77,238	7.50%
Total interest-earning assets	$5,933,775	$88,006	5.95%	$5,751,783	$83,170	5.86%	$5,735,593	$83,175	5.75%	$5,658,953	$90,355	6.33%	$5,848,525	$85,940	5.89%

Interest bearing liabilities:
Deposits
NOW accounts	$1,052,465	$966	0.37%	$1,059,129	$898	0.34%	$1,040,153	$922	0.35%	$1,024,480	$880	0.34%	$1,080,135	$1,051	0.39%
Savings accounts	1,230,741	1,555	0.51%	1,206,100	1,497	0.50%	1,224,815	1,530	0.50%	1,142,338	1,426	0.50%	1,151,650	1,485	0.52%
Time deposits	1,012,330	2,781	1.10%	1,024,740	2,802	1.11%	1,046,191	2,932	1.11%	1,052,910	2,902	1.09%	1,037,063	2,802	1.08%
Brokered deposits	470,775	2,134	1.82%	466,638	1,886	1.64%	524,198	2,079	1.57%	554,650	2,163	1.55%	575,642	2,084	1.45%
3,766,311	7,436	0.79%	3,756,607	7,083	0.76%	3,835,357	7,463	0.77%	3,774,378	7,371	0.77%	3,844,490	7,422	0.77%
Non-interest bearing deposit accounts	1,082,145	-	-	1,018,789	-	-	937,328	-	-	835,255	-	-	835,026	-	-%
Fair value premium amortization and core deposit intangible amortization	-	215	-	-	215	-	-	230	-	-	231	-	-	230	-
Total deposits	4,848,456	7,651	0.63%	4,775,396	7,298	0.62%	4,772,685	7,693	0.64%	4,609,633	7,602	0.65%	4,679,516	7,652	0.66%
Borrowings
Securities sold under agreements to repurchase	353,313	1,843	2.09%	251,582	1,076	1.73%	236,522	963	1.62%	325,201	1,281	1.56%	472,338	1,734	1.47%
Advances from FHLB and other borrowings	73,218	448	2.45%	64,128	374	2.37%	101,454	600	2.35%	100,751	596	2.35	2	105,911	607	2.30%
Subordinated capital notes	36,083	476	5.29%	36,083	428	4.81%	36,083	406	4.46%	36,083	398	4.38%	36,083	384	4.27%
Total borrowings	462,614	2,767	2.40%	351,793	1,878	2.17%	374,059	1,969	2.09%	462,035	2,275	1.95%	614,332	2,725	1.78%
Total interest-bearing liabilities	$5,311,070	$10,418	0.79%	$5,127,189	$9,176	0.73%	$5,146,744	$9,662	0.74%	$5,071,668	$9,877	0.77%	$5,293,848	$10,377	0.79%
Interest rate spread	$77,588	5.16%	$73,994	5.13%	$73,513	5.01%	$80,478	5.56%	$75,563	5.10%
Net interest margin	5.24%	5.22%	5.08%	5.64%	5.18%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans	$291	$119	$199	$3,220	$300
Acquired Eurobank loans	533	389	526	523	615
$824	$508	$725	$3,743	$915
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$5,933,775	$87,182	5.89%	$5,751,783	$82,662	5.83%	$5,735,593	$82,450	5.70%	$5,658,953	$86,612	6.07%	$5,848,525	$85,025	5.83%
Interest rate spread	$76,764	5.10%	$73,486	5.10%	$72,788	4.96%	$76,735	5.30%	$74,648	5.04%
Net interest margin	5.19%	5.18%	5.03%	5.38%	5.12%

6

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2018 YTD			2017 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents	$310,726	$2,449	1.59%	$407,442	$1,801	0.89%
Investment securities	1,285,215	15,686	2.46%	1,347,492	15,429	2.31%
Loans
Non-acquired loans	3,327,318	117,964	7.15%	3,033,503	105,404	7.01%
Acquired BBVAPR loans	824,235	28,369	6.94%	973,566	36,837	7.63%
Acquired Eurobank loans	95,438	6,708	14.17%	125,425	12,647	20.33%
Total loans	4,246,991	153,041	7.27%	4,132,494	154,888	7.56%
Total interest-earning assets	$5,842,932	$171,176	5.91%	$5,887,428	$172,118	5.90%

Interest bearing liabilities:
Deposits
NOW accounts	$1,055,779	$1,864	0.36%	$1,086,228	$2,092	0.39%
Savings accounts	1,218,488	3,052	0.51%	1,157,811	2,966	0.52%
Time deposits	1,018,501	5,583	1.11%	1,028,344	5,518	1.08%
Brokered deposits	468,718	4,020	1.73%	575,098	3,969	1.39%
	3,761,486	14,519	0.78%	3,847,481	14,545	0.76%
Non-interest bearing deposit accounts	1,050,642	-	-	833,852	-	-%
Fair value premium amortization and core deposit intangible amortization	-	430	-	-	460	-
Total deposits	4,812,128	14,949	0.63%	4,681,333	15,005	0.65%
Borrowings
Securities sold under agreements to repurchase	302,728	2,919	1.94%	523,272	4,979	1.92%
Advances from FHLB and other borrowings	68,698	822	2.41%	105,506	1,202	2.30%
Subordinated capital notes	36,083	904	5.05%	36,083	751	4.20%
Total borrowings	407,509	4,645	2.30%	664,861	6,932	2.10%
Total interest-bearing liabilities	$5,219,637	$19,594	0.76%	$5,346,194	$21,937	0.83%
Interest rate spread		$151,582	5.15%		$150,181	5.07%
Net interest margin			5.23%			5.14%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$410			545
Acquired Eurobank loans		922			1,670
		$1,332			$2,215
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$5,842,932	$169,844	5.86%	$5,887,428	$169,903	5.82%
Interest rate spread		$150,250	5.10%		$147,966	4.99%
Net interest margin			5.19%			5.07%

7

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2018	2018	2017	2017	2017
(Dollars in thousands) (unaudited)	Q2	Q1	Q4	Q3	Q2
Net Charge-offs
Mortgage:
Charge-offs	$1,328	$968	$1,248	$834	$2,162
Recoveries	(466)	(314)	(126)	(341)	(63)
Total mortgage	862	654	1,122	493	2,099
Commercial:
Charge-offs	1,998	1,149	1,260	727	4,841	(a)
Recoveries	(227)	(182)	(401)	(654)	(136)
Total commercial	1,771	967	859	73	4,705
Consumer:
Charge-offs	4,588	4,258	1,849	4,424	4,012
Recoveries	(240)	(240)	(96)	(168)	(780)	(b)
Total consumer	4,348	4,018	1,753	4,256	3,232
Auto and Leasing:
Charge-offs	13,748	8,982	9,182	9,387	7,775
Recoveries	(5,280)	(3,777)	(2,450)	(2,394)	(4,176)	(b)
Total auto and leasing	8,468	5,205	6,732	6,993	3,599
Total	$15,449	$10,844	$10,466	$11,815	$13,635
Net Charge-off Rates
Mortgage	0.51%	0.38%	0.65%	0.28%	1.20%
Commercial	0.50%	0.30%	0.27%	0.02%	1.50%	(a)
Consumer	5.42%	5.07%	2.30%	5.65%	4.42%	(b)
Auto and Leasing	3.39%	2.23%	3.13%	3.37%	1.79%	(b)
Total	1.81%	1.34%	1.35%	1.54%	1.79%
Average Loans Held For Investment
Mortgage	$679,133	$683,398	$688,312	$692,782	$698,782
Commercial	1,411,177	1,310,444	1,257,619	1,239,390	1,256,827
Consumer	320,687	317,295	304,760	301,121	292,739
Auto and Leasing	999,047	933,456	861,158	829,446	803,201
Total	$3,410,044	$3,244,593	$3,111,849	$3,062,739	$3,051,549

(a) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the second quarter. Proceeds were received on July 5, 2017. An allowance of $5.9 million was created during the second quarter for the remaining portfolio of municipal loans.

(b) During Q2 2017 , the Company had additional recoveries in auto and consumer loans of $1.1 million and $612 thousand, respectively.

8

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2018		2018		2017		2017		2017
(Dollars in thousands) (unaudited)		Q2		Q1		Q4		Q3		Q2
Early Delinquency (30 - 89 days past due)
Mortgage		$26,132		$29,190		$17,315		$35,273		$32,292
Commercial		9,699		8,126		2,620		2,727		4,648
Consumer		7,063		7,478		6,149		7,504		5,495
Auto and Leasing		65,823		61,558		32,159		71,606		66,372
Total		$108,717	(a)	$106,352	(a)	$58,243	(a)	$117,110	(a)	$108,807
Early Delinquency Rates (30 - 89 days past due)
Mortgage		3.85%		4.28%		2.53%		5.08%		4.62%
Commercial		0.64%		0.60%		0.20%		0.22%		0.37%
Consumer		2.08%		2.23%		1.86%		2.37%		1.75%
Auto and Leasing		6.49%		6.43%		3.64%		8.61%		8.22%
Total		3.07%		3.20%		1.82%	(a)	3.79%	(a)	3.52%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$83,707		$89,252		$76,542		$88,936		$85,908
GNMA's buy-back option program		14,521		12,515		8,268		12,999		9,229
Total mortgage		98,228		101,767		84,810		101,935		95,137
Commercial		26,269		21,544		18,509		18,149		18,154
Consumer		9,095		9,129		8,028		8,847		7,275
Auto and Leasing		76,924		75,152		36,391		82,437		74,577
Total		$210,516		$207,592		$147,738	(a)	$211,368	(a)	$195,143
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		12.34%		13.08%		11.20%		12.81%		12.29%
GNMA's buy-back option program		2.14%		1.83%		1.21%		1.87%		1.32%
Total mortgage		14.48%		14.91%		12.41%		14.68%		13.60%
Commercial		1.74%		1.60%		1.42%		1.46%		1.43%
Consumer		2.68%		2.73%		2.43%		2.80%		2.31%
Auto and Leasing		7.58%		7.85%		4.12%		9.92%		9.24%
Total		5.95%		6.25%		4.61%	(a)	6.84%	(a)	6.31%
Nonperforming Assets	(14)
Mortgage		$67,002		$63,866		$64,085		$59,667		$63,071
Commercial		47,451		47,044		35,253		21,701		23,519
Consumer		2,826		2,263		2,572		2,445		2,687
Auto and Leasing		11,141		13,594		4,232		11,811		8,295
Total nonperforming loans		128,420		126,767		106,142		95,624	(a)	97,572
Foreclosed real estate		12,186		13,365		14,282		14,677		15,320
Other repossessed assets		5,483		5,082		3,172		3,635		2,921
Total nonperforming assets		$146,089		$145,214		$123,596		$113,936		$115,813
Nonperforming Loan Rates
Mortgage		9.88%		9.36%		9.37%		8.59%		9.02%
Commercial		3.15%		3.49%		2.70%		1.74%		1.85%
Consumer		0.83%		0.68%		0.78%		0.77%		0.86%
Auto and Leasing		1.10%		1.42%		0.48%		1.42%		1.03%
Total loans		3.63%		3.82%		3.31%		3.10%	(a)	3.16%

(a) After Hurricane Irma and Maria on September 7, 2017 and September 20, 2017, respectively, the Company offered an automatic three-month moratorium for the payment of principal and interest for certain loans. During Q4 2017, the Company received payments on loans in moratorium, causing a decrease in delinquency.

9

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended June 30, 2018
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Auto	Total
Non-acquired loans
Balance at beginning of period	$18,983	$33,174	$18,023	$26,652	$96,832
(Recapture) provision for loan and lease losses, net	1,202	77	2,517	9,039	12,835
Charge-offs	(1,328)	(1,998)	(4,588)	(13,748)	(21,662)
Recoveries	466	227	240	5,280	6,213
Balance at end of period	$19,323	$31,480	$16,192	$27,223	$94,218
Allowance coverage ratio	2.85%	2.09%	4.77%	2.68%	2.66%

Acquired loans
Acquired BBVAPR loans:
Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$37	$2,659	$488	$3,184
(Recapture) provision for loan and lease losses, net		42	24	(361)	(295)
Charge-offs		(5)	(420)	(88)	(513)
Recoveries		12	94	244	350
Balance at end of period		$86	$2,357	$283	$2,726

Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$14,331	$22,047	$18	$6,770	$43,166
Provision (recapture) for loan and lease losses, net	236	1,306	-	-	1,542
Allowance de-recognition	-	(334)	-	(198)	(532)
Balance at end of period	$14,567	$23,019	$18	$6,572	$44,176

Acquired Eurobank loans:
Balance at beginning of period	$15,414	$9,991	$5	$-	$25,410
Provision (recapture) for loan and lease losses, net	605	60	-	-	665
Allowance de-recognition	(849)	(912)	-	-	(1,761)
Balance at end of period	$15,170	$9,139	$5	$-	$24,314

Total acquired loans
Balance at beginning of period	$29,745	$32,075	$2,682	$7,258	$71,760
Provision (recapture) for loan and lease losses, net	841	1,408	24	(361)	1,912
Charge-offs	-	(5)	(420)	(88)	(513)
Recoveries	-	12	94	244	350
Allowance de-recognition	(849)	(1,246)	-	(198)	(2,293)
Balance at end of period	$29,737	$32,244	$2,380	$6,855	$71,216

10

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired with Deteriorated Credit Quality, including those by Analogy)
	Quarter Ended June 30, 2018
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Acquired BBVAPR loans:
Accretable Yield
Balance at beginning of period	$248,378	$38,256	$7,455	$1,726	$649	$296,464
Accretion	(6,916)	(2,387)	(1,210)	(656)	(194)	(11,363)
Change in expected cash flows	-	2,755	20	400	73	3,248
Transfers (to) from non-accretable discount	2,439	(1,877)	(491)	(399)	(31)	(359)
Balance at end of period	$243,901	$36,747	$5,774	$1,071	$497	$287,990

Non-Accretable Discount
Balance at beginning of period	$301,107	$3,277	$7,454	$23,443	$19,309	$354,590
Change in actual and expected cash flows	(2,531)	(1,936)	(20)	(197)	(8)	(4,692)
Transfers from (to) accretable yield	(2,439)	1,877	491	399	31	359
Balance at end of period	$296,137	$3,218	$7,925	$23,645	$19,332	$350,257

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Acquired Eurobank loans:
Accretable Yield
Balance at beginning of period	$39,622	$5,616	$1,356	$-	$-	$46,594
Accretion	(1,538)	(1,706)	-	(4)	(118)	(3,366)
Change in expected cash flows	(836)	1,832	-	(111)	236	1,121
Transfers (to) from non-accretable discount	2,021	(1,157)	(132)	115	(118)	729
Balance at end of period	$39,269	$4,585	$1,224	$-	$-	$45,078

Non-Accretable Discount
Balance at beginning of period	$4,479	$-	$849	$-	$219	$5,547
Change in actual and expected cash flows	180	(1,157)	-	115	(137)	(999)
Transfers from (to) accretable yield	(2,021)	1,157	132	(115)	118	(729)
Balance at end of period	$2,638	$-	$981	$-	$200	$3,819

11

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2018	2018	2017	2017	2017
(Dollars in thousands) (unaudited)	Q2	Q1	Q4	Q3	Q2
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$957,819	$946,849	$945,107	$937,630	$938,969
Less: Intangible assets	(90,097)	(90,426)	(90,756)	(91,124)	(91,493)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$701,852	$690,553	$688,481	$680,636	$681,606

Common stock outstanding at end of period	43,983	43,968	43,947	43,947	43,947
Tangible book value (Non-GAAP)	$15.96	$15.71	$15.67	$15.49	$15.51
Total Assets to Tangible Assets
Total assets	$6,501,562	$6,247,121	$6,189,053	$6,288,217	$6,235,826
Less: Intangible assets	(90,097)	(90,426)	(90,756)	(91,124)	(91,493)
Tangible assets (Non-GAAP)	$6,411,465	$6,156,695	$6,098,297	$6,197,093	$6,144,333
Non-GAAP TCE Ratio
Tangible common equity	$701,852	$690,553	$688,481	$680,636	$681,606
Tangible assets	6,411,465	6,156,695	6,098,297	6,197,093	6,144,333
TCE ratio	10.95%	11.22%	11.29%	10.98%	11.09%
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$959,777	$952,151	$943,823	$947,404	$938,707
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$793,907	$786,281	$777,953	$781,534	$772,837
Less: Average intangible assets	(90,272)	(90,624)	(90,951)	(91,331)	(91,731)
Average tangible common equity	$703,635	$695,657	$687,002	$690,203	$681,106

Adjusted Metrics for Hurricanes Irma and Maria - Reconciliation to GAAP Financial Measures
Net income			$-	$17,073
Plus: Additional loan loss provision from Hurricanes Irma and Maria			-	5,406
Less: Income tax effect			-	(2,108)
Adjusted net income			$-	$20,371
Less: dividends on preferred stock			-	(3,465)
Adjusted net income available to common shareholders			$-	$16,906
Plus: Effect of assumed conversion of the convertible preferred stock			-	1,838
			$-	$18,744
Average common shares outstanding and equivalents			-	51,104
Adjusted earnings per common share - diluted			$0.37	$0.40

Adjusted net income			$-	$20,371
Adjusted average assets			$6,191,737	$6,048,021
Adjusted return on average assets			1.32%	1.47%

Adjusted net income available to common shareholders			$-	$16,906
Adjusted average tangible common stockholders' equity			$687,002	$690,422
Adjusted return on average tangible common stockholders' equity			9.84%	10.90%

12

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2018	2018	2017	2017	2017
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3	Q2
Regulatory Capital Metrics
Common equity Tier 1 capital		$669,922	$652,013	$644,804	$633,401	$643,607
Tier 1 capital		870,792	852,883	842,133	830,640	840,704
Total risk-based capital	(15)	931,606	910,828	899,258	885,523	896,927
Risk-weighted assets		4,737,529	4,489,130	4,420,667	4,252,605	4,391,321
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(16)	14.14%	14.52%	14.59%	14.89%	14.66%
Tier 1 risk-based capital ratio	(17)	18.38%	19.00%	19.05%	19.53%	19.14%
Total risk-based capital ratio	(18)	19.66%	20.29%	20.34%	20.82%	20.42%
Leverage ratio	(19)	13.92%	14.07%	13.92%	14.07%	13.69%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity		$957,819	$946,849	$945,107	$937,630	$938,969
Less: Noncumulative perpetual preferred stock		(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130	10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax		15,518	12,274	2,638	(1,371)	(256)
Unrealized losses on cash flow hedges, net of income tax		(256)	(89)	311	529	563
		807,211	793,164	782,186	770,918	773,406
Less: Disallowed goodwill		(86,069)	(86,069)	(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net	(20)	(2,457)	(2,657)	(2,287)	(2,466)	(2,646)
Disallowed deferred tax assets, net	(20)	(48,763)	(52,425)	(49,026)	(48,982)	(41,084)
Common equity Tier 1 capital		669,922	652,013	644,804	633,401	643,607
Plus: Qualifying noncumulative perpetual preferred stock		176,000	176,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000	35,000	35,000	35,000
Less: Disallowed deferred tax assets, net		-	-	(3,541)	(3,631)	(3,773)
Tier 1 capital		870,792	852,883	842,133	830,640	840,704
Plus tier 2 capital: Qualifying allowance for loan and lease losses		60,814	57,945	57,125	54,883	56,223
Total risk-based capital		$931,606	$910,828	$899,258	$885,523	$896,927

13

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans considers such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans.

(2)	Total banking and financial service revenues.
(3)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(4)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(5)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(6)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(7)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(8)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(9)	Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.
(10)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(11)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(12)	Non-GAAP ratios. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(13)	Production of new loans (excluding renewals).
(14)

Loans accounted for under ASC 310-30 (loans acquired with deteriorated credit quality, including those by analogy), including Eurobank acquired loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(15)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(16)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(17)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(18)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(19)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(20)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 80% for 2018 and 2017.
(21)	Pre-provision net revenues is a non-GAAP measure calculated based on net interest income plus total non-interest income, net, less total non-interest expenses for the period.
14